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                                                                     EXHIBIT 4.6

                GLOBAL EXCHANGEABLE PREFERRED STOCK CERTIFICATE
              [FACE OF EXCHANGEABLE PREFERRED STOCK CERTIFICATE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE CERTIFICATE OF DESIGNATION REFERRED TO BELOW.



                       HARBORSIDE HEALTHCARE CORPORATION
             (Incorporated Under the Laws of the State of Delaware)

                                 40,000 SHARES
                                       OF
                 SERIES A 13  1/2% EXCHANGEABLE PREFERRED STOCK
                          MANDATORILY REDEEMABLE 2010
                   LIQUIDATION PREFERENCE OF $1,000 PER SHARE

              FULLY PAID AND NON-ASSESSABLE EXCHANGEABLE PREFERRED
                    STOCK, PAR VALUE OF $0.01 PER SHARE, OF
                       HARBORSIDE HEALTHCARE CORPORATION

                                   CUSIP NO.
                                [              ]

                                     No. 1

     THIS CERTIFIES that Cede & Co. is the owner of 40,000 shares of Series A 13 1/2% Exchangeable Preferred Stock ("Exchangeable Preferred Stock") of HARBORSIDE HEALTHCARE CORPORATION (the " Issuer"), transferable on the books of the Issuer by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This certificate and the shares represented hereby are subject to the laws of the State of Delaware, and to the Certificate of Designation as now or hereafter amended, which are made a part hereof with the same force and effect as if they were set forth herein, to all of which the holder, by acceptance hereof, assents. This certificate is not valid unless countersigned by the Transfer Agent. Capitalized terms used herein and not defined herein have the meanings given to such terms in the Certificate of Designation. Copies of the Certificate of Designation are on file at the offices of the Transfer Agent at 114 West 47th Street, New York, N.Y. 10036 and are available for inspection by any holder of shares of the Exchangeable Preferred Stock during normal business hours.
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          IN WITNESS WHEREOF, the Issuer has caused the signature of its duly authorized officer to be hereunto affixed.

                              HARBORSIDE HEALTHCARE CORPORATION



                              By:_______________________________
                              Name:
                              Title:

Countersigned and Registered:


UNITED STATES TRUST COMPANY OF NEW YORK, Transfer Agent


By:_____________________
Name:
Title:

                                       2
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             [REVERSE OF EXCHANGEABLE PREFERRED STOCK CERTIFICATE]

                       HARBORSIDE HEALTHCARE CORPORATION


          Dividends on each share of the Exchangeable Preferred Stock shall be payable at a rate per annum set forth on the face hereof or as provided in the Certificate of Designation. The shares of Exchangeable Preferred Stock shall be redeemable as provided in the Certificate of Designation. The shares of Exchangeable Preferred Stock shall be exchangeable at the Issuer's option into the Exchange Debentures in the manner and according to the terms set forth in the Certificate of Designation.

          The Issuer shall furnish without charge to each Holder who so requests a copy of the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

          The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   -    as tenants in common

TEN ENT   -    as tenants by the entireties

JT TEN    -    as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT -    Custodian for................................................
MIN ACT        (cust)                        (minor)

               under Uniform Gifts to Minors Act of

               .............................................................
                                        (state)

Additional abbreviations may also be used though not in the above list.

                                       3
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               For Value Received, __________________ hereby sells, assigns and transfers unto:


______________________________________________________________________________
                         Please insert Social Security
                    or other identifying number of assignee


______________________________________________________________________________
                   Please print or typewrite name and address
                     including postal zip code of assignee

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________ Shares

represented by the within Certificate, and do hereby irrevocably constitute and appoint

______________________________________________________________________________
attorney, to transfer the said Shares on the books of the within named Issuer, with full power of substitution in the premises.

Dated:_________________      _________________________________________
                                         Signature

                             __________________________________________
                                         Signature

                              Notice: The signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever.

In the presence of:

__________________________

                                       4
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Important:               All signatures must be guaranteed by a firm which is a
                         financial institution and a member of the Securities Transfer Agent's medallion Program ("STAMP"), the Stock Exchange Medallion Program ("SEMP") or the New York Stock Exchange, Inc. Medallion Signature Program.

Signature Guarantee:     ______________________________________________________
                         Name of Firm

                         ______________________________________________________
                         Authorized Signature

                         ______________________________________________________
                         Name of Authorized Signatory
                         (Please print)

                         ______________________________________________________
                         Address of Firm

                         ______________________________________________________

                         ______________________________________________________

                         ______________________________________________________
                         Area Code and Telephone Number of Firm

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